                                                                    EXHIBIT 99.5

                     THOMAS INDUSTRIES INC. LIGHTING GROUP

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

NOTE 1--DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

  On April 28, 1998, Thomas Industries Inc. (Thomas) entered into definitive agreements with The Genlyte Group Incorporated, providing for the formation of a joint venture lighting company. Under the terms of the agreements, Thomas will contribute substantially all of the assets comprising its lighting group (Thomas Lighting) to the joint venture in exchange for a 32% interest in the joint venture and the joint venture's assumption of certain liabilities. The transaction is expected to be completed in the third quarter of 1998.

  The accompanying financial statements pertain to the business which will be contributed to the joint venture before certain adjustments and represent a carve-out financial statement presentation of Thomas' contributed operations. The financial statements include allocations and estimates of direct and indirect Thomas corporate administrative expenses attributable to the contributed operations. The methods by which such amounts are attributed or allocated are deemed reasonable by management.

  Thomas Lighting designs, manufactures, markets, and sells lighting products for a broad range of applications including commercial, industrial, outdoor, consumer, and controls. Manufacturing, sales, and distribution facilities are located throughout North America.

NOTE 2--ACCOUNTING POLICIES

 Principles of Combination

  The combined financial statements include the accounts of Thomas Lighting. Affiliates included in the combined financial statements that are not majority owned are accounted for using the equity method, under which Thomas Lighting's share of earnings of these affiliates is included in income as earned. Intercompany accounts and transactions are eliminated.

 Use of Estimates

  Management of Thomas Lighting has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

 Inventories

  Inventories are valued at the lower of cost or market. Inventories valued using the last-in, first-out (LIFO) method represented approximately 90% and 92% of consolidated inventories at December 31, 1997 and 1996, respectively. Inventories not on LIFO are valued using the first-in, first-out (FIFO) method. Inventories at December 31 consisted of the following:

                                                                  1997    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS)
Finished goods.................................................. $30,621 $28,665
Raw materials...................................................  13,454  10,449
Work in process.................................................   8,457   8,950
                                                                 ------- -------
Total inventories............................................... $52,532 $48,064
                                                                 ======= =======

  On a current cost basis, inventories would have been $6,466,000 and $6,852,000 higher than reported at December 31, 1997 and 1996, respectively.

 Property, Plant and Equipment

  The cost of property, plant and equipment is depreciated principally by the straight-line method over their estimated useful lives. Property, plant and equipment at December 31 consisted of the following:

                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
      Land.................................................... $ 5,502  $ 5,580
      Buildings...............................................  19,013   18,765
      Leasehold improvements..................................   7,954    8,298
      Machinery and equipment.................................  53,495   51,142
                                                               -------  -------
                                                                85,964   83,785
      Accumulated depreciation and amortization............... (39,322) (38,201)
                                                               -------  -------
      Total property, plant and equipment, net................ $46,642  $45,584
                                                               =======  =======

 Intangible Assets

  Intangible assets represent the excess of cost over the fair value of net assets of companies acquired and are stated net of accumulated amortization of $16,326,000 and $14,751,000 at December 31, 1997 and 1996, respectively.
Excess of cost over the fair value of net assets acquired (or goodwill) generally is amortized on a straight-line basis over 40 years. The carrying amount of goodwill is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the goodwill is reduced by the estimated shortfall of cash flows. In addition, Thomas assesses long-lived assets for impairment under Financial Accounting Standards Board Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Under those rules, goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

 Research and Development Costs

  Research and development costs, which include costs of product improvements and design, are expensed as incurred ($6,130,000 in 1997, $5,711,000 in 1996, and $5,750,000 in 1995).

 Financial Instruments

  Various methods and assumptions are used by Thomas Lighting in estimating its fair value disclosures for significant financial instruments. Fair values of cash equivalents approximate their carrying amount because they are highly liquid investments with a maturity of less than three months when purchased. The fair value of long-term debt is based on the present value of the underlying cash flows discounted at the current estimated borrowing rates available to Thomas Lighting.

 Foreign Currency Translation

  The local currency is the functional currency for Thomas Lighting's foreign subsidiaries. Results are translated into U.S. dollars using monthly average exchange rates, while balance sheet accounts are translated using year-end exchange rates. The resulting translation adjustments are included as a foreign currency translation adjustment in equity.

 Income Taxes

  Thomas Lighting is included in the consolidated federal income tax return of Thomas. Under Thomas' tax sharing policy relative to companies included in the consolidated return, the tax liability or refund shown on Thomas' consolidated return is generally allocated to companies in the consolidated group on the basis of separate return computations. Adjustments are generally made to separate return computations when the consolidated group realizes tax benefits (or incurs additional tax) which would not have been realized (or incurred) by an individual company on a stand-alone basis. Such adjustments are allocated to the companies giving rise to such benefits or additional tax.

 Stock-Based Compensation

  In 1996, Thomas adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). In accordance with SFAS 123, Thomas and Thomas Lighting have elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations, in accounting for its stock based compensation because, as discussed below, the alternative fair value accounting provided for under SFAS 123 requires use of option valuation models that were not developed for use in valuing stock options. Under APB 25, because the exercise price of Thomas' stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

  Pro forma information regarding net income is required by SFAS 123, which also requires that the information be determined if Thomas has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                               1997  1996  1995
                                                               ----- ----- -----
      Risk-free interest rate................................. 5.5%  6.5%  6.5%
      Expected life, in years................................. 6.5   8.0   8.0
      Expected volatility..................................... 0.264 0.273 0.273
      Expected dividend yield................................. 1.8%  2.0%  2.0%

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restriction and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because Thomas' stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Thomas' pro forma information follows:

                                                           1997   1996   1995
                                                          ------ ------ -------
                                                             (IN THOUSANDS)
      Net income (loss)
        As reported...................................... $6,342 $2,491 $(2,442)
        Pro forma........................................  6,032  2,276  (2,539)

  Because SFAS 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 1999.

  A summary of stock option activity for all plans follows:

                                    1997             1996             1995
                              ---------------- ---------------- ----------------
                                      WEIGHTED         WEIGHTED         WEIGHTED
                                      AVERAGE          AVERAGE          AVERAGE
                              OPTIONS  PRICE   OPTIONS  PRICE   OPTIONS  PRICE
                              ------- -------- ------- -------- ------- --------
                                            (OPTIONS IN THOUSANDS)
Beginning of year............   359    $11.36    304    $10.31    238    $ 8.23
Granted......................    86     21.75     86     14.00    100     14.31
Exercised....................   (17)     8.27    (19)     6.91    (21)     6.85
Forfeited or expired.........    (2)    11.84    (12)    10.94    (13)     8.58
                                ---    ------    ---    ------    ---    ------
End of year..................   426    $13.59    359    $11.36    304    $10.31
                                ---    ------    ---    ------    ---    ------
Exercisable at end of year...   139    $ 9.37    106    $ 8.15     86    $ 7.54

  The weighted average fair value of options granted was $6.48 in 1997, $5.04 in 1996 and $4.97 in 1995 using a Black-Scholes option pricing model. Options outstanding at December 31, 1997 had option prices ranging from $6.58 to $21.75 and expire at various dates between October 18, 2000 and December 9, 2007 (with a weighted-average remaining contractual life of 7.9 years). There are 274,646 shares reserved for future grant.

  In addition to the options listed above, 3,999 performance share awards were granted in December 1997 and 3,750 performance shares were granted in December 1996. Awards may be earned based on the total shareholder return of Thomas during the three-year periods commencing January 1 following the grant date.

 Recently Issued Accounting Standards

  In June 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 130, Reporting Comprehensive Income (SFAS 130), which requires disclosure of all items that are recognized under accounting standards as components of comprehensive income. SFAS 130 requires companies to classify items of other comprehensive income by their nature in a financial statement and to display the accumulated balance of other comprehensive income separately in the equity section of the balance sheet. SFAS 130 will be adopted in the first quarter of 1998 and is not anticipated to affect significantly the financial statements or disclosures therein.

 Revenue Recognition

  Revenue is recognized upon shipment of goods to customers.

 Other

  Accounts receivable at December 31, 1997 and 1996, were net of an allowance for doubtful accounts of $1,515,000 and $1,733,000, respectively.

  Long-lived assets and intangibles are evaluated regularly in accordance with Financial Accounting Standards Board Statement No. 121. Thomas is not aware of an impairment of any asset employed in the business. There have been no events or circumstances that have occurred that would indicate an impairment exists.

NOTE 3--INCOME TAXES

  A summary of the provision for income tax expense (benefit) follows:

                                                         1997   1996    1995
                                                        ------ ------  -------
                                                           (IN THOUSANDS)
      Current:
        Federal........................................ $2,315 $1,379  $   481
        State..........................................    292    130      (44)
        Foreign........................................     26     19       19
                                                        ------ ------  -------
                                                         2,633  1,528      456
      Deferred--federal and state......................  1,313    (71)  (1,020)
                                                        ------ ------  -------
          Total income tax expense (benefit)........... $3,946 $1,457  $  (564)
                                                        ====== ======  =======

  Deferred income taxes are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences which gave rise to significant deferred tax assets and liabilities at December 31 follow:

                                                                   1997   1996
                                                                  ------ ------
                                                                       (IN
                                                                   THOUSANDS)
Deferred tax assets:
  Net operating loss carryforwards............................... $1,339 $2,382
  Allowance for doubtful accounts receivable.....................    519    566
  Inventory reserves.............................................  1,052  2,239
  Accrued compensation expenses..................................  1,529  1,562
  Other..........................................................    938    908
                                                                  ------ ------
                                                                   5,377  7,657
Less valuation allowance.........................................  1,339  2,382
                                                                  ------ ------
Net deferred tax asset...........................................  4,038  5,275
Deferred tax liabilities:
  Accelerated depreciation.......................................  4,285  4,193
  Inventory valuation............................................  1,190  1,205
  Pension expense................................................  1,026    930
  Other..........................................................    699    774
                                                                  ------ ------
                                                                   7,200  7,102
                                                                  ------ ------
    Net deferred tax liability................................... $3,162 $1,827
                                                                  ====== ======
Classification:
  Current asset.................................................. $3,579 $4,938
  Long-term asset................................................    459    337
  Current liability..............................................  1,531  1,520
  Long-term liability............................................  5,669  5,582
                                                                  ------ ------
    Net deferred tax liability................................... $3,162 $1,827
                                                                  ====== ======

  Deferred tax assets and liabilities are classified according to the related asset and liability classification on the combined balance sheet.

  The realization of deferred tax assets is dependent upon Thomas Lighting generating future taxable income when temporary differences become deductible. Based upon historical and projected levels of taxable income, management believes it is more likely than not Thomas Lighting will realize the benefits of the deductible differences, net of a $1,339,000 valuation allowance, provided for income tax loss carryforwards in U.S. and foreign jurisdictions, the realization of which is not assured within the carryforward periods. The net future tax benefit and date of expiration of such loss carryforwards are as follows: $269,000, January 1, 2005; 108,000, January 1, 2006; and $962,000
between January 1, 2007, and January 1, 2010.

  The U.S. and foreign components of income (loss) before income taxes follow:

                                                         1997    1996   1995
                                                        ------- ------ -------
                                                            (IN THOUSANDS)
      United States.................................... $ 9,184 $2,544 $(3,120)
      Foreign..........................................   1,104  1,404     114
                                                        ------- ------ -------
      Income (loss) before income taxes................ $10,288 $3,948 $(3,006)
                                                        ======= ====== =======

  A reconciliation of the statutory federal income tax to Thomas Lighting's provision for income taxes follows:

                                                       1997    1996    1995
                                                      ------  ------  -------
                                                         (IN THOUSANDS)
      Income tax expense (benefit) computed at U.S.
       statutory rate................................ $3,601  $1,382  $(1,052)
      State income taxes, net of federal tax
       benefits......................................    190      85      (29)
      Nondeductible amortization of intangible
       assets........................................    518     518      518
      Foreign losses.................................   (360)   (467)      21
      Other..........................................     (3)    (61)     (22)
                                                      ------  ------  -------
        Total provision for income taxes............. $3,946  $1,457  $  (564)
                                                      ======  ======  =======

  Thomas Lighting's foreign subsidiaries have accumulated undistributed earnings ($10,576,000 at December 31, 1997) on which U.S. taxes have not been provided. Under current tax regulations and with the availability of certain tax credits, it is management's belief that the likelihood of Thomas Lighting incurring significant taxes on any distribution of such accumulated earnings is remote. Dividends, if any, would be paid principally from current earnings.

  Thomas Lighting was allocated from Thomas or made federal, state and foreign income tax payments of $3,814,000 in 1997, $1,440,000 in 1996, and $19,000 in
1995.

NOTE 4--LONG-TERM DEBT AND CREDIT ARRANGEMENTS

  Long-term debt consists principally of 9.36% senior notes with annual maturities through 2005 ($54,080,000 and $61,810,000 at December 31, 1997 and
1996, respectively).

  The fair value of Thomas Lighting's long-term debt at December 31, 1997 and 1996, was $59,201,000 and $65,883,000, respectively.

  Maturities of long-term debt for the next five years are as follows: 1998-- $7,810,000, 1999--$7,835,000, 2000--$7,800,000, 2001--$7,800,000, and 2002--
$7,730,000.

  Cash paid for interest was $6,158,000 in 1997, $6,877,000 in 1996, and
$7,611,000 in 1995.

NOTE 5--RELATED PARTY TRANSACTIONS

  Thomas Lighting has operated as a segment of Thomas for the years ended December 31, 1997, 1996, and 1995. Thomas has provided Thomas Lighting with certain services including data processing, financial services, and other corporate functions. Charges for these services were allocated based on usage, or other methods that management believed to be reasonable, and amounted to $6,195,000, $5,646,000, and $5,609,000 for the years ended December 31, 1997,
1996, and 1995, respectively. Thomas uses a centralized cash management system under which cash receipts of Thomas Lighting were remitted to Thomas and cash disbursements of Thomas Lighting were funded by Thomas.

  For purposes of these separate financial statements, payables and receivables related to transactions between Thomas and Thomas Lighting are included as a component of Thomas' investment. Thomas does not charge Thomas Lighting with interest costs associated with the intercompany balance which averaged $37,660,000 in 1997, $30,339,000 in 1996, and $35,394,000 in 1995.

NOTE 6--RETIREMENT PLANS

  Thomas Lighting has noncontributory defined benefit pension plans and contributory defined contribution plans covering its hourly union employees. The defined benefit plans primarily provide flat benefits of stated amounts for each year of service. Thomas Lighting's policy is to fund pension costs deductible for income tax purposes.

  Thomas Lighting also has defined contribution pension plans covering substantially all U.S. employees whose compensation is not determined by collective bargaining. Annual contributions are determined by Thomas' Board of Directors.

  A summary of pension expense follows:

                                                       1997     1996     1995
                                                      -------  -------  -------
                                                          (IN THOUSANDS)
Defined benefit plans:
  Service cost-benefits earned during the period....  $   342  $   324  $   264
  Interest cost on projected benefit obligation.....    1,421    1,265    1,269
  Actual return on plan assets......................   (4,014)  (2,072)  (3,623)
  Net amortization and deferral.....................    2,590      731    2,647
                                                      -------  -------  -------
Net pension cost of defined benefit plans...........      339      248      557
Defined contribution plans..........................    2,133    1,852    1,634
Multi-employer plans for certain union employees and
 other..............................................      160      154      217
                                                      -------  -------  -------
    Total pension expense...........................  $ 2,632  $ 2,254  $ 2,408
                                                      =======  =======  =======

  The assumptions used in the accounting for the funded status of defined benefit plans follow:

                                                               1997  1996  1995
                                                               ----- ----- -----
      Weighted average discount rates......................... 7.15% 8.00% 7.15%
      Expected long-term rates of return on assets............ 9.00% 9.00% 9.00%

  The following table sets forth the funded status and amounts recognized in the combined balance sheets for Thomas Lighting's defined benefit pension plans:

                                      1997                          1996
                          ----------------------------- -----------------------------
                          ASSETS EXCEED   ACCUMULATED   ASSETS EXCEED   ACCUMULATED
                           ACCUMULATED  BENEFITS EXCEED  ACCUMULATED  BENEFITS EXCEED
                            BENEFITS        ASSETS        BENEFITS        ASSETS
                          ------------- --------------- ------------- ---------------
                                                (IN THOUSANDS)
Actuarial present value
 of benefit obligations:
  Vested benefit
   obligation...........     $10,864        $ 9,021        $ 9,703        $ 8,067
                             -------        -------        -------        -------
  Accumulated benefit
   obligation...........      11,304          9,490         10,009          8,266
Plan assets at fair
 value..................      13,130          8,900         11,500          7,062
                             -------        -------        -------        -------
Accumulated benefit
 obligation less than
 (in excess of) plan
 assets.................       1,826           (590)         1,491         (1,204)
Unrecognized net (gain)
 loss...................        (667)           567           (475)           780
Unrecognized net
 obligation, net of
 amortization...........         458          1,176            518          1,374
Additional minimum
 liability..............         --          (1,743)           --          (2,154)
                             -------        -------        -------        -------
    Prepaid pension
     asset (liability)..     $ 1,617        $  (590)       $ 1,534        $(1,204)
                             =======        =======        =======        =======

  The defined benefit plans' assets at December 31, 1997, consisted primarily of listed stocks and bonds, including 51,072 shares of Thomas common stock having a market value of $1,009,000 at that date.

NOTE 7--OTHER POSTRETIREMENT BENEFIT PLANS

  Thomas Lighting provides postretirement medical and life insurance benefits for certain retirees and employees, and accrues the cost of such benefits during the service lives of such employees.

  Net periodic postretirement benefit cost includes the following components:

                                                                 1997 1996 1995
                                                                 ---- ---- ----
                                                                 (IN THOUSANDS)
      Service cost on benefits earned........................... $ 18 $ 40 $ 34
      Interest cost on benefits obligation......................  273  285  351
      Net amortization and deferral.............................  192  186  275
                                                                 ---- ---- ----
      Net periodic postretirement benefit cost.................. $483 $511 $660
                                                                 ==== ==== ====

  The following table sets forth the status and amounts recognized in the combined balance sheets for Thomas Lighting's postretirement benefit plans:

                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
      Retiree participants.................................... $ 3,072  $ 2,914
      Fully eligible active participants......................     138      182
      Other active participants...............................     512      533
                                                               -------  -------
      Accumulated postretirement benefit obligation...........   3,722    3,629
      Unrecognized prior service cost.........................     (27)     (29)
      Unrecognized net gain...................................     416      551
      Unrecognized transition obligation......................  (2,636)  (2,811)
                                                               -------  -------
      Accrued postretirement benefit liability................ $ 1,475  $ 1,340
                                                               =======  =======

  Assumptions used to measure expected health care costs follow:

                                                               1997  1996  1995
                                                               ----  ----  ----
      Discount rate........................................... 7.15% 8.00% 7.15%
      Initial health care cost trend rate..................... 8.00% 9.00% 9.00%
      Ultimate health care cost trend rate.................... 4.50% 5.00% 5.50%
      Year ultimate trend rate is achieved.................... 2006  2004  2004

  The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1997, by $340,000 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year ended December 31, 1997, by $28,000.

NOTE 8--LEASES, COMMITMENTS AND CONTINGENCIES

  Total rental expense was $2,709,000 in 1997; $2,474,000 in 1996; and
$2,746,000 in 1995. Future minimum rentals for the five years ending December 31, 2002, and in the aggregate thereafter, are as follows: 1998--$1,595,000; 1999--$1,179,000; 2000--$702,000; 2001--$315,000; 2002--$3,000; and none thereafter.

  Thomas Lighting had letters of credit outstanding in the aggregate amount of $1,862,000 at December 31, 1997.

  Thomas Lighting, like other manufacturers, is subject to environmental rules and regulations regarding the use, disposal and cleanup of substances regulated under environmental protection laws. It is Thomas Lighting's policy to comply with these rules and regulations, and Thomas Lighting believes that its practices and procedures are designed to meet this compliance. Thomas Lighting is involved in remedial efforts at certain of its present and former locations; and when costs can be reasonably estimated, Thomas Lighting records appropriate liabilities for such matters. Estimated liabilities are not discounted to present value. Thomas does not believe that the ultimate resolution of environmental matters will have a material adverse effect on its financial position, results of operations or liquidity.

  In the normal course of business, Thomas Lighting is party to legal proceedings and claims. When costs can be reasonably estimated, Thomas Lighting records appropriate liabilities for such matters. While management currently believes the amount of ultimate liability, if any, with respect to these actions will not materially affect the financial position, results of operations, or liquidity of Thomas Lighting, the ultimate outcome of any litigation is uncertain. Were an unfavorable outcome to occur, the impact could be material to Thomas Lighting.

NOTE 9--ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

  A summary of accrued expenses and other current liabilities at December 31 follows:

                                                                  1997    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS)
      Accrued wages, taxes and withholdings....................  $ 7,328 $ 5,437
      Accrued insurance........................................    3,465   3,695
      Accrued sales expense....................................    4,987   4,492
      Income taxes payable (receivable)........................      921  (1,396)
      Other current liabilities................................    8,361  10,187
                                                                 ------- -------
          Total accrued expenses and other current liabilities.  $25,062 $22,405
                                                                 ======= =======

NOTE 10--YEAR 2000 ISSUE (UNAUDITED)

  Some of Thomas Lighting's computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause disruptions of operations including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. In 1996, Thomas Lighting initiated a program to address this issue so that computer systems will function properly with respect to dates in the year 2000 and thereafter. To date, Thomas Lighting has incurred and expensed approximately $1.4 million for assessment and modification of software under this program. The program is estimated to be completed not later than December 31, 1998, which is prior to any anticipated impact on operating systems. Future expenditures to complete the project are not expected to have a material effect on financial position or results of operations. There can be no guarantee regarding costs or completion date, and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

  Thomas Lighting has initiated formal communications with all significant suppliers and large customers to determine the extent to which Thomas Lighting's interface systems are vulnerable to those third parties' failure to remediate their own year 2000 issues. There is no guarantee that the systems of the companies on which Thomas Lighting relies will be converted on a timely basis and would not have an adverse effect on Thomas Lighting.

NOTE 11--GEOGRAPHIC DATA

                           UNITED STATES CANADA  ELIMINATIONS CONSOLIDATED
                           ------------- ------- ------------ ------------
                                           (IN THOUSANDS)
1997
  Sales-unaffiliated
   Customers..............   $331,094    $42,971                $374,065
  Inter-company Sales.....      8,048        489   $(8,537)            0
                             --------    -------   -------      --------
  Total Sales.............    339,142     43,460    (8,537)      374,065
  Operating Earnings......     21,023      1,355                  22,378
  Identifiable Assets.....    191,663     31,837                 223,500
1996
  Sales-unaffiliated
   Customers..............   $301,344    $38,703                $340,047
  Inter-company Sales.....      6,560        674   $(7,234)            0
                             --------    -------   -------      --------
  Total Sales.............    307,904     39,377    (7,234)      340,047
  Operating Earnings......     15,598        750                  16,348
  Identifiable Assets.....    185,270     26,672                 211,942
1995
  Sales-unaffiliated
   Customers..............   $297,792    $35,050                $332,842
  Inter-company Sales.....      5,074        541   $(5,615)            0
                             --------    -------   -------      --------
  Total Sales.............    302,866     35,591    (5,615)      332,842
  Operating Earnings......     10,696        729                  11,425
  Identifiable Assets.....    182,408     24,398                 206,806